                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported) November 16, 2005

                                  NEOWARE, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


           Delaware                      000-21240               23-2705700
--------------------------------------------------------------------------------
(State or Other Jurisdiction      (Commission File Number)     (IRS Employer
       of Incorporation)                                     Identification No.)

                      3200 Horizon Drive
                King of Prussia, Pennsylvania                     19406
--------------------------------------------------------------------------------
           (Address of Principal Executive Offices)             (Zip Code)


                                 (610) 277-8300
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                 Not applicable
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

         This Form 8-K/A amends Item 9.01 of the Current Report on Form 8-K filed by Neoware, Inc. (Neoware or Company) on November 22, 2005 to include consolidated financial statements and pro forma financial information that were not available at the time of the filing of the initial report. This amendment is filed to provide the required financial information.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Businesses Acquired

     1.  Maxspeed Corporation and Subsidiaries
         Independent Auditors' Report
         Consolidated Balance Sheet as of December 31, 2004
         Consolidated Statement of Operations for the year ended December 31,
         2004
         Consolidated Statement of Shareholders' Equity and Comprehensive Loss for the year ended December 31, 2004
         Consolidated Statement of Cash Flows for the year ended December 31,
         2004
         Notes to Consolidated Financial Statements as of and for the year ended December 31, 2004

     2.  Maxspeed Corporation and Subsidiaries  (unaudited)
         Condensed Consolidated Balance Sheets as of September 30, 2005 and December 31, 2004
         Condensed Consolidated Statements of Operations for the nine months ended September 30, 2005 and 2004
         Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2005 and 2004
         Notes to Condensed Consolidated Financial Statements

(b) Unaudited Pro Forma Condensed Combined Financial Information

         Pro Forma Condensed Combined Balance Sheet as of September 30, 2005 Pro Forma Condensed Combined Statement of Operations for the three months ended September 30, 2005
         Pro Forma Condensed Combined Statements of Operations for the year ended June 30, 2005
         Notes to Unaudited Pro Forma Condensed Combined Financial Information

(c) Exhibits


         Exhibit 23.       Consent of Independent Auditor

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of Maxspeed Corporation

We have audited the accompanying consolidated balance sheet of Maxspeed Corporation and subsidiaries (the "Company") as of December 31, 2004, and the related consolidated statements of operations, shareholders' equity and comprehensive loss, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Maxspeed Corporation and subsidiaries at December 31, 2004, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.


/s/ Deloitte & Touche LLP
San Jose, California
April 27, 2005

MAXSPEED CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2004
-------------------------------------------------------------------------------------------------------------------------------
ASSETS

CURRENT ASSETS:
  Cash and equivalents                                                                                             $  4,893,931
  Short-term investments                                                                                              4,900,033
  Accounts receivable (net of allowance of $65,643)                                                                   1,093,954
  Inventories                                                                                                         2,994,986
  Other current assets                                                                                                   53,139
                                                                                                                   ------------
           Total current assets                                                                                      13,936,043


PROPERTY AND EQUIPMENT--Net                                                                                             234,442

INVESTMENTS                                                                                                             529,718

OTHER ASSETS                                                                                                             68,210
                                                                                                                   ------------

TOTAL                                                                                                              $ 14,768,413
                                                                                                                   ============
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable                                                                                                 $    592,536
  Accrued warranty                                                                                                      198,405
  Accrued compensation                                                                                                  192,522
  Other accrued liabilities                                                                                             332,469
  Deferred rent                                                                                                          25,813
  Current portion of long-term debt                                                                                      10,147
                                                                                                                   ------------
           Total current liabilities                                                                                  1,351,892


LONG-TERM DEBT                                                                                                           31,083
                                                                                                                   ------------

           Total liabilities                                                                                          1,382,975
                                                                                                                   ------------

COMMITMENTS AND CONTINGENCIES  (Note 9)

SHAREHOLDERS' EQUITY:
  Convertible preferred stock, no par value--20,000,000 shares authorized:
    Series A--2,250,000 shares designated and outstanding (liquidation value--$1,035,000)                             1,024,988
    Series B--12,030,075 shares designated; 8,947,383 shares outstanding (liquidation value--$11,900,019)            11,399,940
    Series C--1,600,000 shares designated and outstanding (liquidation value--$14,208,000)                           13,788,731
    Common stock, no par value--30,000,000 shares authorized; shares outstanding--2004: 7,878,009                     1,414,072
  Deferred stock compensation                                                                                            -
  Accumulated other comprehensive loss                                                                                 (199,052)
  Accumulated deficit                                                                                               (14,043,241)
                                                                                                                   ------------
           Total shareholders' equity                                                                                13,385,438
                                                                                                                   ------------
TOTAL                                                                                                              $ 14,768,413
                                                                                                                   ============

See notes to consolidated financial statements.

MAXSPEED CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2004
----------------------------------------------------------------------------



NET SALES                                                       $ 12,759,868
                                                                ------------
COSTS AND EXPENSES:
  Cost of sales                                                    8,970,774
  Sales and marketing                                              2,125,480
  Research and development                                         1,277,048
  General and administrative                                       1,892,267
                                                                ------------
           Total costs and expenses                               14,265,569
                                                                ------------

LOSS FROM OPERATIONS                                              (1,505,701)

INTEREST INCOME--Net                                                 127,426

OTHER EXPENSE--Net
                                                                      (2,242)
                                                                ------------

NET LOSS                                                        $ (1,380,517)
                                                                ============


See notes to consolidated financial statements.

MAXSPEED CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY AND COMPREHENSIVE LOSS
FOR THE YEAR ENDED DECEMBER 31, 2004
-----------------------------------------------------------------------------------------------------------------------------

                                               SERIES A, B, AND C
                                                  CONVERTIBLE                                                  ACCUMULATED
                                                PREFERRED STOCK            COMMON STOCK          DEFERRED         OTHER
                                            ------------------------   ---------------------      STOCK       COMPREHENSIVE
                                              SHARES       AMOUNT       SHARES      AMOUNT     COMPENSATION      LOSS
BALANCE--January 1, 2004                    12,797,383   $26,213,659   7,878,009  $1,414,072     $ (296)      $    (199,360)

Components of comprehensive loss:
  Net loss
  Cumulative translation adjustment                                                                                     605
  Change in unrealized loss on investments                                                                             (297)

           Total comprehensive loss


Amortization of deferred stock compensation                                                         296
                                            ------------------------   ---------------------   ------------   -------------
BALANCE--December 31, 2004                  12,797,383   $26,213,659   7,878,009  $1,414,072     $  -         $    (199,052)
                                            ==========   ===========   =========  ==========   ============   =============


----------------------------------------------------------------------

                                            ACCUMULATED
                                              DEFICIT          TOTAL
BALANCE--January 1, 2004                    $(12,662,724)  $14,765,351

Components of comprehensive loss:
  Net loss                                    (1,380,517)   (1,380,517)
  Cumulative translation adjustment                                605
  Change in unrealized loss on investments                        (297)
                                                           -----------
           Total comprehensive loss                         (1,380,209)


Amortization of deferred stock compensation                        296
                                            ------------   -----------
BALANCE--December 31, 2004                  $(14,043,241)  $13,385,438
                                            ============   ===========


See notes to consolidated financial statements.

MAXSPEED CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2004
--------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                             $(1,380,517)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Depreciation and amortization                                                          214,932
    Gain on disposal of property and equipment
    Amortization of deferred stock compensation                                                296
    Cumulative translation adjustment                                                          605
    Net change in unrealized depreciation on investments                                      (297)
    Changes in assets and liabilities:
      Accounts receivable                                                                  309,462
      Inventories                                                                          232,198
      Other current assets                                                                  50,430
      Other assets                                                                         (49,646)
      Accounts payable                                                                  (1,077,092)
      Accrued warranty                                                                      10,523
      Accrued compensation                                                                 (40,784)
      Other accrued liabilities                                                            128,632
      Deferred rent                                                                         25,813
                                                                                       -----------
           Net cash used in operating activities                                        (1,575,445)
                                                                                       -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of investments                                                               (4,624,921)
  Sale and maturity of investments                                                       3,390,521
  Purchase of property and equipment                                                       (89,473)
                                                                                       -----------
           Net cash used in investing activities                                        (1,323,873)
                                                                                       -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt                                                              -
  Repayment of long-term debt                                                               (9,738)
                                                                                       -----------
           Net cash (used in) provided by financing activities                              (9,738)
                                                                                       -----------

NET DECREASE IN CASH AND EQUIVALENTS                                                    (2,909,056)

CASH AND EQUIVALENTS--Beginning of year                                                  7,802,987
                                                                                       -----------
CASH AND EQUIVALENTS--End of year                                                      $ 4,893,931
                                                                                       ===========

OTHER CASH FLOW INFORMATION:
  Cash paid for interest                                                               $     1,893
                                                                                       ===========
  Cash paid for income taxes                                                           $       800
                                                                                       ===========

See notes to consolidated financial statements.

MAXSPEED CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2004
--------------------------------------------------------------------------------

1.    BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

   Maxspeed Corporation was incorporated in 1988. Its wholly owned subsidiary, Maxspeed International, was incorporated in 2001. In 2002, the Company established two subsidiaries in Shanghai and Beijing, China, both of which are wholly owned by Maxspeed International. Maxspeed and its subsidiaries (the "Company") develop, manufacture, and market computer hardware which creates multi-user capability and enhances overall performance of microcomputers.
   PRINCIPLES OF CONSOLIDATION--The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions are eliminated on consolidation.
   SIGNIFICANT ESTIMATES--The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Such estimates include allowances for doubtful accounts, inventory reserves, and accruals for product warranty. Actual results could differ from those estimates.
   FAIR VALUE OF FINANCIAL INSTRUMENTS--At December 31, 2004, the carrying amount of cash and equivalents, short-term investments, and accounts receivable approximate fair value because of the short maturity of these instruments.
   CASH EQUIVALENTS--The Company considers all highly-liquid debt instruments with a remaining maturity of three months or less at the purchase date to be cash equivalents.
   SHORT-TERM INVESTMENTS--The Company classifies its short-term investments as available-for-sale. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, Accounting for Certain Investments in Debt and Equity Securities, investments are reported at fair value, with unrealized gains and losses excluded from earnings and reported as a separate component of shareholders' equity.
   INVENTORIES--Inventories are stated at the lower of cost or market with cost determined using the average cost method.
   PROPERTY AND EQUIPMENT--Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over estimated useful lives of the assets ranging from three to five years, or the lease term, as appropriate.
   LONG-LIVED ASSETS--The Company evaluates the carrying value of its long-lived assets whenever events or changes in circumstances indicate that the carrying amount of the asset may be impaired. An impairment loss is recognized when the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount.
   REVENUE--The Company recognizes revenue when (1) persuasive evidence of an arrangement exists, (2) delivery has occurred or services have been rendered,
   (3) the price is substantially fixed or determinable, and (4) collectibility is reasonably assured. The Company also allows the customers the right to return product within 90 days of sale. The Company has established a basis through historical experience for estimating future returns.
   SOFTWARE DEVELOPMENT COSTS--Costs for the development of new software products and substantial enhancements to existing software products are expensed as incurred until technological feasibility has been established, at which time any additional costs would be capitalized in accordance with SFAS No. 86, Computer Software To Be Sold, Leased or Otherwise Marketed. Because the Company believes its current process for developing software is essentially completed concurrently with the establishment of technological feasibility, no costs have been capitalized to date.
   INCOME TAXES--The Company accounts for income taxes using an asset and liability approach. Deferred tax liabilities are recognized for future taxable amounts and deferred tax assets are recognized for future deductions net of a valuation allowance to reduce deferred tax assets to the amounts that are more likely than not to be realized.

   CONCENTRATION OF CREDIT RISK--Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, short-term investments, and accounts receivable. The Company places its cash and equivalents and short-term investments with high credit quality financial institutions. The Company performs ongoing credit evaluations of its customers. The Company maintains reserves for estimated potential credit losses. One customer accounted for 52 percent of the Company's revenues in 2004. At December 31, 2004, accounts receivable from one customer represented 49 percent of the total accounts receivable balance. STOCK-BASED COMPENSATION--The Company accounts for stock-based awards to employees using the intrinsic value method in accordance with Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and to non-employees using the fair value method in accordance with SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123 requires the disclosure of pro forma net loss and loss per share had the Company adopted the fair value method. Under SFAS No. 123, the fair value of stock-based awards to employees is calculated through the use of option pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company's stock option awards. These models also require subjective assumptions regarding the expected time to exercise, which greatly affect the calculated values. The Company's calculations were made using the Black-Scholes option pricing model with the following weighted average assumptions: expected life equal to the vesting period; risk free interest rates ranging from 3.13 percent to 3.54 percent in 2004; no dividends during the expected term; and no volatility. The Company's calculations are based on a single option valuation approach and forfeitures are recognized as they occur. If the computed fair value of the awards had been amortized to expense over the vesting period of the awards, pro forma net loss at December 31, 2004, would have been as follows:




   Net loss as reported                                           $(1,380,517)

   Less:  Stock-based employee compensation expenses included
              in reported net loss                                        296

   Add:  Total stock-based employee compensation expense
             determined under fair value based method for all
             awards                                                   (48,353)
                                                                  -----------
   Pro forma net loss                                             $(1,428,574)
                                                                  ===========

   FOREIGN CURRENCY--The reporting currency of the Company and its subsidiaries is the U.S. dollar. All of the subsidiaries use their local currency as their functional currency. For those entities using their non-U.S. dollar currency as their functional currency, local currency financial statements are translated into the U.S. dollar in accordance with SFAS No. 52, Foreign Currency Translation. Assets and liabilities are translated into the U.S. dollar at the closing rate at the balance sheet date, and revenues and expenses are translated at the weighted average exchange rates during the year. Translation adjustments arising upon consolidation are accumulated within shareholders' equity as a translation adjustment within other comprehensive income. Translation adjustments have not been material to date. Transactions involving currency other than the functional currency generate a gain or loss and are recorded in the statements of operations during the respective period.
   COMPREHENSIVE LOSS--The Company follows the provisions of SFAS No. 130, Reporting Comprehensive Income, which requires an enterprise to report, by major components and as a single total, the change in net assets during the period from nonowner sources. Total comprehensive loss is shown in the statement of shareholders' equity and comprehensive loss.

   RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS--The Financial Accounting Standards Board ("FASB") issued Interpretation No. ("FIN") 46, Consolidation of Variable Interest Entities, in January 2003, and a revised interpretation of FIN 46 ("FIN 46R") in December 2003. FIN 46 requires certain variable interest entities ("VIEs") to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The provisions of FIN 46 are effective immediately for all arrangements entered into after January 31, 2003. The Company has no contractual relationship or other business relationship with a VIE and therefore the adoption did not have an effect on its consolidated results of operations or financial position.
   In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS No. 150 establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) because that financial instrument embodies an obligation of the issuer. This statement was effective for financial instruments entered into or modified after May 31, 2003, and otherwise was effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities. For mandatorily redeemable financial instruments of a nonpublic entity, this statement shall be effective for existing or new contracts for fiscal periods beginning after December 15, 2003. The adoption of SFAS No.150 will not have a material effect on the Company's financial statements.
   In December 2003, the Security Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 104, Revenue Recognition ("SAB No. 104"). SAB No. 104 updates portions of existing interpretative guidance in order to make this guidance consistent with current authoritative accounting and auditing guidance and SEC rules and regulations. The adoption of SAB No. 104 did not have a material effect on the Company's financial statements.
   In December 2004, the FASB issued SFAS No. 123(R), Share Based Payment, which is effective for the Company on January 1, 2006. This statement requires the expensing of the computed fair value of all equity awards over the related vesting period. The Company has not yet determined the effect the adoption of this statement will have on its financial statements.


2.    INVESTMENTS

   Marketable securities are classified as "available for sale" and are reported at their fair market value at the balance sheet date. Unrealized gains and losses are included as a separate component of shareholders' equity. Realized gains or losses are computed based on specific identification of the securities sold.
   Investments at December 31, 2004, consist of the following:



      Short-term investments:

                                                                  Fair        Unrealized
                                                     Cost         Value       Gain/(Loss)
      Certificates of deposit                        $4,899,513   $4,899,513  $   -
      Marketable equity securities                      200,000          520    (199,480)
      --------------------------------------
      Debt securities mutual funds                          177       -             (177)
                                                     -----------------------------------

      Total                                          $5,099,690   $4,900,033  $ (199,657)
                                                     ===================================

      Long-term investments:
                                                     Initial      Carrying
                                                     Cost         Value


      Investment in Aetas                            $475,000     $475,000
      Certificates of deposit (Note 6)                 54,718       54,718
                                                     ---------------------

      Total                                          $529,718     $529,718
                                                     =====================


   In 2003, the Company made a strategic investment in a privately held company which is involved in the development of color laser printer engines to support the personal computer market. This investment was accounted for using the cost method. As of December 31, 2004, the Company's ownership of this investment was less than 20 percent, and the Company does not have the ability to exercise significant influence.
   Cost basis investments are evaluated for other than temporary declines in fair value, which are reported in earnings. No impairment was recorded during 2004.


3.    INVENTORIES

   Inventories at December 31, 2004, consist of the following:



     Finished goods                                          $  408,578
     Work in process                                          1,213,653
     Raw material                                             1,372,755
                                                             ----------

     Total                                                   $2,994,986
                                                             ==========


4.    PROPERTY AND EQUIPMENT

   Property and equipment at December 31, 2004, consist of the following:

      Vehicles                                                      $    57,564
      Computer hardware                                                 635,821
      Computer software                                                 272,243
      Furniture and fixtures                                            208,791
      Equipment                                                          68,910
      Leasehold improvements                                            281,618
                                                                    -----------

                                                                      1,524,947
      Accumulated depreciation and amortization                      (1,290,505)
                                                                    -----------

      Property and equipment--net                                   $   234,442
                                                                    ===========

5.    ACCRUED WARRANTY

   The Company provides warranties on product sales (generally three years) and estimated warranty costs are recorded at the time of the sale. The determination of such costs requires management to make estimates of product return rates and expected costs to repair or to replace the products under warranty. The Company establishes warranty reserves based on historical warranty costs for each product line combined with liability estimates based on the prior three years' sales activities. The activities in accrued warranty are summarized as follows:



   Accrued warranty balance--January 1, 2004             $187,882


   Warranty costs incurred                                (59,954)
   Additions related to current period sales              101,387
   Adjustments to accruals related to prior period
   sales                                                  (30,910)
                                                         --------

   Accrued warranty balance--December 31, 2004           $198,405
                                                         ========
6.    LONG-TERM DEBT

   In October 2003, the Company entered into a car loan agreement with a lender for $52,564. The loan agreement bears interest at 4 percent and expires in October 2008. The loan agreement was collateralized by a certificate of deposit, which was recorded in investments at December 31, 2004. At December 31, 2004, the outstanding balance under this loan was $41,229. As of December 31, 2004, the loan is due as follows:



       Year Ended
       December 31

       2005                                                      $10,147
       2006                                                       10,566
       2007                                                       11,002
       Thereafter                                                  9,514

7.    SHAREHOLDERS' EQUITY

   CONVERTIBLE PREFERRED STOCK--Significant terms of Series A, Series B, and
      Series C convertible preferred stock are as follows:

      o Each share of preferred stock is convertible at the option of the holder into one share of common stock (subject to adjustments for events of dilution). Shares will automatically be converted upon an underwritten public offering of the Company's common shares meeting certain criteria.

      o Each share of preferred stock has voting rights equivalent to the number of shares of common stock into which it is convertible.

      o Dividends may be declared at the discretion of the Board of Directors and are noncumulative. Dividends of $0.046, $0.133, and $0.888 per share for Series A, Series B, and Series C convertible preferred stock, respectively, must be declared and paid before payment of any common stock dividends. No dividends were declared in 2004 or 2003.

      o In the event of liquidation, dissolution, merger, or winding up of the Company, the Series A, Series B, and Series C convertible preferred shareholders are entitled to receive $0.46, $1.33, and $8.88 per share, respectively (subject to adjustments for events of dilution), plus all declared and unpaid dividends prior to any distribution to the common shareholders After the preferred shareholders receive the above, any remaining assets would be shared by all preferred and common shareholders on a pro rata basis.

   DEFERRED STOCK COMPENSATION--In connection with the grant of certain stock options to employees, the Company records deferred stock compensation as the difference between the exercise price and the estimated fair value of the underlying common stock as determined by the Board of Directors at the date of grant. Such amount is presented as a reduction of shareholders' equity and is amortized over the 48-month vesting period of the related stock options. Amortization of deferred stock compensation for the year ended December 31, 2004 was $296. No options were canceled during 2004.
   STOCK OPTION PLANS--The Company's 1990 and 1997 stock option plans authorized the granting of incentive and nonqualified stock options to purchase up to 3,300,679 shares of common stock by employees, officers, directors, independent contractors, and consultants of the Company. Options are generally granted at values determined by the Board of Directors, vest over four years, and expire in ten years. Stock option activities are summarized as follows:

                                                                                Outstanding Options
                                                                             -----------------------------

                                                                                                  Weighted
                                                                                                  Average
                                                                                                  Exercise
                                                                                                  Price
                                                                                Number of         Per
                                                                                Shares            Share
      Balance--January 1, 2004 (570,649 options exercisable at a
        weighted average exercise price of $0.74)                               1,295,059         $1.20

      Granted (weighted average fair value of $0.19)                              586,500          1.50
      Canceled                                                                   (511,900)         1.34
                                                                                --------------------------

      Balance--December 31, 2004 (587,220 options exercisable at a
        weighted average exercise price of $0.98)                               1,369,659          1.28
                                                                                ==========================

   At December 31, 2004, 1,341,820 options are available for future grant. Additional information regarding options outstanding as of December 31, 2004 is as follows:

                                               Options Outstanding               Options Exercisable
                                            ------------------------------    ----------------------------
                                               Weighted
                                               Average         Weighted                            Weighted
                                               Remaining       Average                             Average
      Exercise            Number               Contractual     Exercise          Number            Exercise
      Prices              Outstanding          Life (Years)    Price             Exercisable       Price
       $ 0.04               175,000                2.40         $ 0.04             175,000          $ 0.04
       $ 0.8                 70,459                4.47         $ 0.80              70,459          $ 0.80
       $ 1.5              1,124,200                8.81         $ 1.50             341,761          $ 1.50
                          ---------                             ------             -------          ------
                          1,369,659                             $ 1.28             587,220          $ 0.98
                          =========                             ------             -------          ======

   ADDITIONAL STOCK PLAN INFORMATION--As discussed in Note 1, the Company continues to account for its stock-based awards using the intrinsic value method in accordance with APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related interpretations.


8.    INCOME TAXES

   The Company's net deferred tax asset for federal and state income taxes at December 31, 2004, consist of the following:

      Net operating loss carryforwards                                                              $ 4,509,946
      Capitalized research and development                                                              616,228
      Research and development tax credits                                                              915,650
      Bad debt, inventory, and warranty reserves                                                        526,261
      Depreciation                                                                                       53,670
      Other                                                                                             188,233
                                                                                                    -----------
      Deferred tax assets                                                                             6,809,988
      Valuation allowance                                                                            (6,809,988)
                                                                                                    -----------
      Net deferred tax asset                                                                        $         -
                                                                                                    ===========

   During 2004, the Company has provided a full valuation allowance against its deferred tax assets due to management's assessment of the likelihood of realizing future benefits from these assets. At December 31, 2004, the Company had net operating loss carryforwards and research credit carryforwards for federal income tax purposes of $12,032,990 and $523,160, respectively, which begin to expire in 2019. In addition, the Company had net operating loss carryforwards for state income tax purposes of $2,968,263, research credit carryforwards of $350,933, and manufacturing investment credit carryforwards of $41,557 available to offset future state taxable income. The state net operating loss carryforwards begin to expire in 2006, while the research credit carryforwards do not expire. The Company also has a capital loss of $1,768,485 for federal and state tax purposes. This loss can be carried forward for both federal and state and begins to expire in 2008.

9.    COMMITMENTS AND CONTINGENCIES

   The Company leases its facility under a noncancelable operating lease which expires in December 2008. Future minimum lease payments are as follows:



   Year Ended
   December 31

   2005                                                              $  418,426
   2006                                                                 282,207
   2007                                                                 228,480
   2008                                                                 228,480
                                                                     ----------
   Total                                                             $1,157,593
                                                                     ==========

   Rent expense was $393,279 for 2004.
   The Company is occasionally involved in legal proceedings arising in the normal course of its business. While it is not feasible to predict or determine the outcome of these matters, the Company believes that the ultimate resolution of these claims will not have a material adverse effect on its consolidated financial position or results of operations.


10.   EMPLOYEE 401(K) PLAN

   The Company sponsors a 401(k) plan in which most employees are eligible to participate. The Company is not obligated to make contributions to the plan. The Company contributed $12,324 to the plan in 2004.
                                     ******

                              MAXSPEED CORPORATION AND SUBSIDIARIES

                             CONDENSED CONSOLIDATED BALANCE SHEETS
                                        (IN THOUSANDS)
                                          (UNAUDITED)

                                                                 SEPTEMBER 30,   DECEMBER 31,
                                                                     2005           2004
ASSETS
Current assets:
      Cash and equivalents                                         $  8,164       $  4,894
      Short-term investments                                            827          4,900
      Accounts receivable, net of allowances of $58 and $66             798          1,094
      Inventories                                                     3,359          2,995
      Other                                                              33             53
                                                                   --------       --------
            Total current assets                                     13,181         13,936

Property and equipment, net                                             188            234
Investments and other assets                                            597            598
                                                                   --------       --------
            Total assets                                           $ 13,966       $ 14,768
                                                                   ========       ========



LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
      Accounts payable                                             $    995       $    593
      Accrued warranty                                                  201            198
      Accrued compensation and benefits                                 265            193
      Other accrued expenses                                            172            368
                                                                   --------       --------
            Total current liabilities                                 1,633          1,352
Other long-term liabilities                                              52             31
                                                                   --------       --------
            Total liabilities                                         1,685          1,383
                                                                   --------       --------
Convertible preferred stock                                          26,214         26,214
Common stock                                                          1,414          1,414
Accumulated deficit and other comprehensive loss                    (15,347)       (14,243)
                                                                   --------       --------
Total shareholders' equity                                           12,281         13,385
                                                                   --------       --------


            Total liabilities and shareholders' equity             $ 13,966       $ 14,768
                                                                   ========       ========



       See accompanying notes to unaudited condensed consolidated financial statements.


                      MAXSPEED CORPORATION AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                   (UNAUDITED)


                                                      NINE MONTHS ENDED
                                                          SEPTEMBER 30,
                                                     --------------------
                                                      2005         2004
                                                     -------      -------

Revenue                                              $ 8,760      $11,144
      Costs and Expenses:
      Cost of revenue                                  5,477        7,629
      Research and development                           937          941
      Sales and marketing                              1,888        1,464
      General and administrative                       1,694        1,264
                                                     -------      -------
            Total costs and expenses                   9,996       11,298
                                                     -------      -------
Operating loss                                        (1,236)        (154)
Other income and expense-net                             136           60
                                                     -------      -------
Loss before income taxes                              (1,100)         (94)
Provision for income taxes                                12            1
                                                     -------      -------
Net loss                                             $(1,112)     $   (95)
                                                     =======      =======



See accompanying notes to unaudited condensed consolidated financial statements.

                      MAXSPEED CORPORATION AND SUBSIDIARIES

                         CONDENSED CASH FLOWS STATEMENTS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                        NINE MONTHS ENDED
                                                          SEPTEMBER 30
                                                       ------------------
                                                        2005       2004
                                                       ------------------

CASH FLOWS FROM OPERATING ACTIVITIES
            Net cash used in operating activities      $  (693)   $  (106)

CASH FLOWS FROM INVESTING ACTIVITIES
      Additions to property and equipment                 (106)       (50)
      Sales and maturities of investments                5,410      3,391
      Purchases of investments                          (1,336)    (4,593)
                                                       -------    -------
            Net cash provided by (used in) investing
            activities                                   3,968     (1,252)
                                                       -------    -------
CASH FLOWS FROM FINANCING ACTIVITIES
         Repayment of long-term debt                        (5)         -
                                                       -------    -------
            Net cash used in financing activities           (5)         -

Net change in cash and equivalents                       3,270     (1,358)
Cash and equivalents, beginning of period                4,894      7,803
                                                       -------    -------
Cash and equivalents, end of period                    $ 8,164    $ 6,445
                                                       =======    =======


See accompanying notes to unaudited condensed consolidated financial statements.

                      MAXSPEED CORPORATION AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 1. BASIS OF PRESENTATION

      In the opinion of management, the accompanying condensed consolidated balance sheets and related condensed consolidated interim statements of operations and cash flows include all adjustments, consisting only of normal recurring items, necessary for their fair presentation in conformity with accounting principles generally accepted in the United States of America (U.S.
GAAP). Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management's estimates and assumptions. Certain information and footnote disclosures included in annual financial statements have been condensed or omitted pursuant to such rules and regulations relating to interim financial statements. The condensed consolidated financial statements included herein should be read in conjunction with the audited consolidated financial statements and notes thereto included in this filing.

NOTE 2. SUBSEQUENT EVENT

In October 2005, the Company entered into an Agreement and Plan of Merger under which it would merge with a subsidiary of Neoware, Inc., a provider of software, services and solutions to enable thin client computing, which is a computing architecture for business customers that is designed to be easer to manage, more secure, more reliable, and more cost-effective solution than traditional PC-based, client server computing. The merger agreement contained customary warranties, representations, covenants and indemnifications. As part of the transaction, two of the Company's shareholders will enter into noncompetition agreements with Neoware. The merger was completed on November 16, 2005 and the Company became a wholly owned subsidiary of Neoware, Inc.

The financial statements included herein were prepared without giving effect to purchase accounting for the transaction with Neoware.

NOTE 3.  RECENT ACCOUNTING PRONOUNCEMENTS

In June 2005, the Financial Accounting Standards Board (FASB) issued FASB Staff Position (FSP) No. 143-1, Accounting for Electronic Waste Obligations" (FSP No. 143-1), which requires an entity to recognize an asset retirement liability for its obligation to dispose of electronic equipment. FSP No. 143-1 is effective for fiscal years ending after June 8, 2005. The Company has no obligations with respect to historical waste at September 30, 2005 unless it replaces equipment in the future. The European Union ("EU") has adopted two directives to facilitate the recycling of electrical and electronic equipment sold in the EU. The first of these is the Waste Electrical and Electronic Equipment ("WEEE") directive, which directs EU member states to enact laws, regulations and administrative provisions to ensure that producers of electrical and electronic equipment are financially responsible for specified collection, recycling, treatment, and environmentally sound disposal of products placed on the market after August 13, 2005, and from products in use prior to that date that are being replaced. All but a few of the 25 EU member countries have transposed the directive into law but implementation in certain countries may be delayed until later in 2005 or, potentially, into 2006. The EU has also adopted the Restriction on the Use of Certain Hazardous Substances in Electrical and Electronic Equipment ("RoHS") directive. The RoHS directive restricts the use of lead, mercury, and certain other substances in electrical and electronic products placed on the market in the European Union after July 1, 2006. The Company is currently evaluating the impact of these directives. To date, the impact of these directives has not had a material impact on the Company's financial statements. Similar legislation has been or may be enacted in other areas, including in the United States, the cumulative impact of which could be significant in the future if the Company is unable to recover these costs in the price of our products.

In December 2004, the FASB issued FSP No. FAS 109-1, "Application of FASB Statement No. 109, Accounting for Income Taxes, to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004." The American Jobs Creation Act includes a tax deduction of up to 9 percent (when fully phased-in) of the lesser of (a) "qualified production activities income," as defined in the Act, or (b) taxable income (after the deduction for the utilization of any net operating loss carry forwards). This tax deduction is limited to 50 percent of W-2 wages paid by the taxpayer. Pursuant to FSP No. 109-1, the deduction should be accounted for as a special deduction in accordance with Statement of Financial Accounting Standards (SFAS) No. 109 rather than as a tax rate reduction. FSP No. 109-1 is effective upon issuance. The Company does not expect that this will have an effect on its results of operations or financial position.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" ("SFAS No. 154") which replaces Accounting Principles Board (APB) Opinion No. 20 "Accounting Changes" and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements--An Amendment of APB Opinion No. 28." SFAS No. 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes retrospective application, or the latest practicable date, as the required method for reporting a change in accounting principle and the reporting of a correction of an error. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005 and is required to be adopted by the Company in the first quarter of fiscal 2007. The Company is currently evaluating the effect that the adoption of SFAS No. 154 will have on its consolidated results of operations and financial condition but does not expect it to have a material impact.

In December 2004, the FASB issued FSP No. FAS 109-2,"Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004." The American Jobs Creation Act introduces special one-time dividends received deduction on the repatriation of certain foreign earnings to a U.S. taxpayer provided certain criteria are met. FASB Statement No. 109, Accounting for Income Taxes, left intact the provisions of APB Opinion No. 23, Accounting for Income Taxes--Special Areas, that relate to the accounting treatment for unremitted earnings in a foreign investment. Opinion 23 provides an exception to the requirement of accruing income taxes payable by the investor on the unremitted earnings in a foreign investment if the investor can overcome the presumption of repatriation of the foreign earnings. FSP No. 109-02 provided disclosure guidance while enterprises evaluate the impact of the American Jobs Creation Act of 2004 on its ability to repatriate foreign earnings. The Company does not have a significant amount of deferred tax liability related to the potential repatriation of foreign earnings and thus does not have additional disclosures related to the FSP.

In December 2004, the FASB issued SFAS No. 123(R), Share Based Payment, which is effective for the Company on January 1, 2006. This statement requires the expensing of the computed fair value of all equity awards over the related vesting period. The Company has not yet determined the effect the adoption of this statement will have on its financial statements.

NOTE 4.  INVENTORIES

Inventories at September 30, 2005 and December 31, 2004, consisted of the following:

                                               September      December
                                               30, 2005       31, 2004
                                              ----------      --------
       Finished goods                               $567          $408
       Work in process                             1,506         1,214
       Raw material                                1,286         1,373
                                              ----------      --------
       Total                                      $3,359        $2,995
                                              ==========      ========

NOTE 5.  EQUITY-BASED COMPENSATION

The Company accounts for stock-based awards to employees using the intrinsic value method in accordance with Accounting Principles Board ("APB") opinion No.
25. Accounting for Stock Issued to Employees, and to non-employees using the fair value method in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation". The Company is required to disclose the pro forma net loss had the Company adopted the fair-value method. The Company determined that the impact of such adoption would not have a material impact on the reported net loss.

NOTE 6.  INVESTMENTS

Marketable securities are classified as "available for sale" and are reported at their fair market value at the balance sheet date. Unrealized gains and losses are included as a separate component of shareholders' equity. Realized gains or losses are computed based on specific identification of the securities sold.

At September 30, 2005 and December 31, 2004, the Company had an unrealized loss of $200 on its investment in marketable equity securities. The unrealized loss was included as part of Other Comprehensive Loss and is included within shareholders' equity.

Cost basis investments are evaluated for other than temporary declines in fair value, which are reported in net loss. No impairment was recorded during 2005 or 2004.

NOTE 7.  ACCRUED WARRANTY

The Company provides warranties on product sales (generally three years) and estimated warranty costs are recorded at the time of the sale. The determination of such costs requires management to make estimates of product return rates and expected costs to repair or to replace the products under warranty. The Company establishes warranty reserves based on historical warranty costs for each product line combined with liability estimates based on the prior three years' sales activities

The activities in accrued warranty are summarized as follows:

                                                                                        Nine months ended
                                                                                          September 30
                                                                                         2005         2004
                                                                                      ----------    --------
       Accrued warranty balance beginning of period                                        $198        $188
       Warranty costs incurred                                                              (71)        (45)
       Additions related to current period sales                                             89         167
       Adjustments to accruals related to prior period sales                                (15)          -
                                                                                      ----------    --------
       Accrued warranty balance at September 30, 2005 and 2004                             $201        $310
                                                                                      ==========    ========

                                  NEOWARE, INC.
               PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
                                   (UNAUDITED)

THE FOLLOWING PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION IS PRESENTED FOR ILLUSTRATIVE PURPOSES ONLY. THE PRO FORMA COMBINED FINANCIAL INFORMATION IS BASED UPON THE OPERATING RESULTS AND FINANCIAL CONDITION OF MAXSPEED DURING THE PERIOD WHEN IT WAS NOT UNDER THE CONTROL, INFLUENCE, OR MANAGEMENT OF NEOWARE. AS A RESULT, THE INFORMATION PRESENTED IS NOT INTENDED TO REPRESENT OR TO BE INDICATIVE OF THE FINANCIAL POSITION OR RESULTS OF OPERATIONS OF THE COMPANY AFTER THE MERGER, OR OF THE FINANCIAL POSITION OR RESULTS OF OPERATION OF THE COMPANY THAT WOULD HAVE ACTUALLY OCCURRED HAD THE MERGER BEEN EFFECTED AS OF THE DATES DESCRIBED. THE UNAUDITED PRO FORMA FINANCIAL INFORMATION ALSO DOES NOT INCLUDE THE EFFECTS OF THE RESTRUCTURING OF PRE-MERGER MAXSPEED OPERATIONS UNDERTAKEN BY NEOWARE MANAGEMENT OR OTHER CHANGES EXPECTED TO BE MADE AFTER THE MERGER.

THE ESTIMATED PRO FORMA ADJUSTMENTS ARE BASED UPON AVAILABLE INFORMATION AND CERTAIN ASSUMPTIONS THAT THE COMPANY BELIEVES ARE REASONABLE UNDER THE CIRCUMSTANCES. THE PRO FORMA ADJUSTMENTS DO NOT REFLECT ANY POTENTIAL CANCELLATION OF MAXSPEED PRODUCTS, WHICH WOULD REDUCE REVENUES, OR ANY OPERATING EFFICIENCIES, OR COST SAVINGS THAT MAY BE ACHIEVABLE WITH RESPECT TO THE COMBINED BUSINESS OF NEOWARE AND MAXSPEED.

On November 16, 2005, Neoware, Inc. (the "Company" or "Neoware") completed its previously announced merger (the "Merger") of a wholly owned subsidiary of the Company with and into Maxspeed Corporation ("Maxspeed"), with Maxspeed surviving as a wholly owned subsidiary of the Company. Maxspeed, a provider of customized thin client solutions, was headquartered in Palo Alto, California, and had research, development and sales offices in Beijing and Shanghai, China. The acquisition supports Neoware's strategy to develop or acquire distribution channels and engineering centers in major markets around the world in order to provide customized thin client software solutions to large global enterprises, as well as small and medium sized business customers.

The merger agreement contained customary representations, warranties, covenants and indemnifications. As part of the transaction, the Company also entered into noncompetition agreements with two of Maxspeed's shareholders. The preliminary purchase price was approximately $19.1 million reflecting an adjustment based upon cash and working capital excluding cash at closing. In addition, the Company held back $1.4 million (not included in the preliminary purchase rice) for estimated restructuring costs that were identified as of the closing date, which will be held for up to 12 months following the closing date to cover any severance, contract termination or other costs related to Neoware's transition plan. Any amount not used for restructuring costs will be distributed to the former shareholders of Maxspeed. The final cash and working capital adjustment is subject to a post-closing review by Neoware. In addition to the preliminary purchase price, the Maxspeed common shareholders will be eligible to receive a potential earnout of up to $4,000,000, based on defined revenues through December 31, 2006. To the extent such earnout is paid the preliminary purchase price will be adjusted.

The consideration was paid with cash on hand (including the receipt of an aggregate of $8.0 million of cash on hand and marketable securities from Maxspeed as of closing). The amount and type of consideration was determined on the basis of arm's length negotiations between the Company and Maxspeed. Neither the Company nor any of its affiliates has any material relationship to Maxspeed or any of the shareholders of Maxspeed other than in respect of the Merger Agreement and the transactions contemplated thereby.

The unaudited pro forma condensed combined financial statements have been prepared from and should be read in conjunction with the financial statements and notes thereto for Maxspeed included in this current report on Form 8-K/A, the consolidated financial statements and notes thereto of the Company as of and for the year ended June 30, 2005, which are included in the Company's annual Report on Form 10-K for the year ended June 30, 2005, and the consolidated financial statements and notes thereto of the Company as of and for the three months ended September 30, 2005, which are included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2005.

The pro forma condensed combined balance sheet assumes that the merger took place on September 30, 2005 and combines the Company's unaudited consolidated balance sheet at September 30, 2005 and Maxspeed's unaudited balance sheet at September 30, 2005.

The unaudited pro forma condensed combined statements of operations assume that the merger took place at the beginning of the periods presented. The condensed combined statement of operations for the three months ended September 30, 2005 combines the Company's unaudited consolidated statement of operation for the three months ended September 30, 2005 and Maxspeed's unaudited consolidated statement of operations for the three months ended September 30, 2005. The unaudited pro forma condensed combined statement of operations for the year ended June 30, 2005 combines the Company's audited consolidated statement of operations for the year ended June 2005, and Maxspeed's unaudited consolidated statement of operations for the twelve months ended June 30, 2005.

Neoware's fiscal year ends on June 30 and Maxspeed's fiscal year ends on December 31. For the purposes of the pro forma information, Maxspeed's results for the twelve months ended June 30, 2005 were derived from the unaudited quarterly information of Maxspeed for the twelve months ended June 30, 2005 in order to conform Maxspeed's results to a date within 93 days of Neoware's fiscal year end.

A final determination of fair values relating to the Merger may differ materially from the preliminary estimates and will include the final valuation of the fair values of assets acquired and liabilities assumed. Neoware has engaged an independent valuation specialist to assist management in determining the fair value of the assets acquired and liabilities assumed. The final valuation may change the allocations of the purchase price, which could affect the fair value assigned to the assets and liabilities and could result in a change to the pro forma condensed combined financial information. These adjustments are more fully described in the notes to the unaudited pro forma combined financial information. The preliminary purchase price and the pro forma adjustments do not give effect to the contingent consideration of up to $4.0 million, which may be paid to the former common shareholders of Maxspeed based upon future combined defined revenues through December 31, 2006. The contingent consideration will be recorded when and if the contingency is resolved. When the contingency is resolved to the extent such additional consideration is paid, the fair value of the consideration paid will be an additional cost of acquiring Maxspeed.

The merger of Maxspeed will be accounted for in accordance with FAS 141, "Business Combinations" using purchase accounting. Accordingly, effective November 16, 2005, the financial results associated with Maxspeed will be included in the Company's consolidated statements of operations and cash flows, and the assets and liabilities of Maxspeed will be included on the consolidated balance sheet.

                                                           NEOWARE, INC.
                                            PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                                     As of September 30, 2005
                                                          (in thousands)
                                                            (unaudited)

                                                                      HISTORICAL
                                                            -----------------------------        PRO FORMA           PRO FORMA
                                                              REGISTRANT        MAXSPEED        ADJUSTMENTS           COMBINED
                                                            -------------      ----------      -------------       -------------
                       Assets
Current assets:
Cash and cash equivalents                                   $      12,550      $    8,164      $     (19,148)(1)   $       1,566
Short-term investments                                             31,524             827                 --              32,351
Accounts receivable, net                                           17,565             798                 --              18,363
Inventories                                                         3,638           3,359                304 (5)           7,301
Prepaid expenses and other current assets                           2,021              33                 --               2,054
Deferred income taxes                                               1,015              --                 --               1,015
                                                            -------------      ----------      -------------       -------------

Total current assets                                               68,313          13,181            (18,844)             62,650

Property and equipment, net                                           497             188                 --                 685
Intangibles, net                                                    8,767              --              4,700 (3)          13,467
Goodwill                                                           33,087              --              7,263 (4)          40,350
Other                                                                  --             597                 --                 597
                                                            -------------      ----------      -------------       -------------

Total Assets                                                $     110,664      $   13,966      $      (6,881)      $     117,749
                                                            =============      ==========      =============       =============

         Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable                                            $       8,234      $      995      $          --       $       9,229
Accrued compensation and benefits                                   1,065             265                 --               1,330
Other accrued expenses                                              5,355             373              3,700 (1)           9,428
Income taxes payable                                                  991              --                 --                 991
Deferred revenue                                                      762              --                 --                 762
                                                            -------------      ----------      -------------       -------------

Total current liabilities                                          16,407           1,633              3,700              21,740

Deferred income taxes                                               1,151              --              1,700 (4)           2,851
Deferred revenues                                                     280              --                 --                 280
Other long-term liabilities                                            --              52                 --                  52
Stockholders' equity                                               92,826          12,281            (12,281)(2)          92,826
                                                            -------------      ----------      -------------       -------------

                                                            $     110,664      $   13,966      $      (6,881)      $     117,749
                                                            =============      ==========      =============       =============


                                 See notes to unaudited pro forma combined financial information.

                                                           NEOWARE, INC
                                       PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                           For the Three Months ended September 30, 2005
                                               (In thousands except per share data)
                                                            (unaudited)

                                                                      HISTORICAL
                                                            -----------------------------       PRO FORMA            PRO FORMA
                                                              REGISTRANT        MAXSPEED       ADJUSTMENTS            COMBINED
                                                            -------------      ----------     -------------        -------------
Net Revenues                                                $      26,543       $   1,586     $          --        $      28,129
Cost of revenues                                                   15,842             992               311 (6,7)         17,145
                                                            -------------      ----------     -------------        -------------

Gross profit                                                       10,701             594             (311)               10,984

Sales and marketing                                                 4,473             663               217 (7)            5,353
Research and development                                            1,295             341                --                1,636
General and administrative                                          2,298             685                --                2,983
                                                            -------------      ----------     -------------        -------------
Operating expenses                                                  8,066           1,689               217                9,972


Operating income (loss)                                             2,635          (1,095)             (528)               1,012

Other income, net                                                     253              47              (180)(8)              120
                                                            -------------      ----------     -------------        -------------

Income (loss) before income tax expense                             2,888          (1,048)             (708)               1,132

Income tax expense                                                  1,047               9              (643)(9)              413
                                                            -------------      ----------     -------------        -------------


Net income (loss)                                           $       1,841       $  (1,057)    $        (65)        $         719
                                                            =============       =========     ============         =============


Earnings per share
Basic                                                       $        0.11                                          $        0.04
Diluted                                                     $        0.11                                          $        0.04

Weighted average shares outstanding:
Basic                                                              16,271                                                 16,271
Diluted                                                            16,434                                                 16,434


                                 See notes to unaudited pro forma combined financial information.

                                                           NEOWARE, INC
                                       PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                                 For the Year ended June 30, 2005
                                               (In thousands except per share data)
                                                            (unaudited)

                                                                      HISTORICAL
                                                            -----------------------------       PRO FORMA            PRO FORMA
                                                              REGISTRANT        MAXSPEED       ADJUSTMENTS            COMBINED
                                                            -------------      ----------     -------------        -------------
Net Revenues                                                $      78,784      $   11,254     $          --        $      90,038
Cost of revenues                                                   44,570           7,523               759 (6,7)         52,852
                                                            -------------      ----------     -------------        -------------

Gross profit                                                       34,214           3,731              (759)              37,186
                                                            -------------      ----------     -------------        -------------

Sales and marketing                                                13,176           2,312               867 (7)           16,355
Research and development                                            3,850           1,279                --                5,129
General and administrative                                          6,900           2,050                --                8,950
                                                            -------------      ----------     -------------        -------------
Operating expenses                                                 23,926           5,641               867               30,434


Operating income (loss)                                            10,288          (1,910)           (1,626)               6,752

Other income, net                                                     576             165              (719)(8)               22
                                                            -------------      ----------     -------------        -------------

Income  (Loss) before income tax expense                           10,864          (1,745)           (2,345)               6,774

Income tax expense                                                  3,425               2            (1,497)(9)            1,930
                                                            -------------      ----------     -------------        -------------


Net income (loss)                                           $       7,439      $   (1,747)     $       (848)        $      4,844
                                                            =============      ==========      ============         =============


Earnings per share
Basic                                                       $        0.47                                          $        0.30
Diluted                                                     $        0.46                                          $        0.30

Weighted average shares outstanding:
Basic                                                              15,931                                                 15,931
Diluted                                                            16,202                                                 16,202

                                 See notes to unaudited pro forma combined financial information.

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
      ---------------------------------------------------------------------
                                 (In thousands)

1.   THE FOLLOWING ADJUSTMENTS GIVE PRO FORMA EFFECT TO THE TRANSACTION:

     (1)  Represents the estimated preliminary purchase price as follows:

          Cash paid at closing to Maxspeed shareholders           $13,848
          Cash paid to escrow                                       4,800
          Estimated transaction costs                                 500
                                                                  -------
          Preliminary purchase price                              $19,148
                                                                  =======

          The Company held back $1.4 million (not included in the preliminary purchase price) for estimated restructuring costs that were identified at the closing, which will be held for up to 12 months following the closing to cover any severance, contract termination or other costs related to Neoware's transition plan. Any amount not used for restructuring costs will be distributed to the former shareholders of Maxspeed. The $1.4 million holdback amount is reflected within accrued expenses in the accompanying unaudited pro forma condensed combined balance sheet. The preliminary purchase price and the unaudited pro forma condensed balance sheet exclude up to $4.0 million of potential contingent consideration that may be paid to the former common shareholders of Maxspeed based on defined revenues through December 31, 2006.

     (2)  Represents the elimination of Maxspeed's shareholders' equity.

     (3) Represents the preliminary valuation of intangibles with a finite life based upon preliminary appraisal information. Neoware engaged third party valuation specialists to assist in valuing the acquired assets. Until completion of the third party valuations, which are currently in progress, the estimated fair values, the related amortization periods and amortization expense are subject to change. The preliminary appraisal indicated the following amounts attributable to intangibles with finite lives and the intended amortization periods.

                          INTANGIBLES OTHER THAN GOODWILL                 AMORTIZATION     PRELIMINARY
                                                                         PERIOD IN YEARS    VALUATION
          Customer relationships (contractual and non-contractual)              5                $2,500
          Developed technology and know-how                                     4                 1,100
          Employment/non-compete Agreements                                     3                 1,100
                                                                                           ------------
          Preliminary fair value of intangibles                                                  $4,700
                                                                                           ============

     (4) The allocation of the preliminary purchase price based upon fair value of assets acquired and liabilities assumed is as follows:

          Preliminary Purchase Price                                                             $19,148
          Less allocation to net assets acquired:
          Cash                                                                          8,164
          Short-term investments                                                          827
          Accounts receivable, net                                                        798
          Inventories including fair value step up of $484                              3,663
          Prepaid expenses                                                                 33
          Property and equipment, net of depreciation and amortization                    188
          Investments and other assets                                                    597
          Customer relationships                                                        2,500
          Developed technology and know-how                                             1,100
          Employment/non-compete agreements                                             1,100
                                                                                    ---------
                                                                                                 (18,970)
          Plus fair value of liabilities assumed (including deferred taxes of $1.7                 7,085
          million, restructuring holdback amount of $1.4 million and Maxspeed accrued bonus and transaction cost accruals of $2.3 million)
                                                                                                 -------

          Goodwill (Preliminary)                                                                  $7,263
                                                                                                 =======

          The Company has not determined the tax treatment of the transaction. The pro forma balance sheet includes an adjustment to reflect an increase in deferred tax liability of $1,700 to provide taxes on non-deductible intangibles other than goodwill and assumes the transaction will be accounted for as a stock purchase.

     (5) Represents the preliminary step up in inventory carrying amounts to reflect inventory at fair value.

     (6) Represents an additional charge to cost of revenues related to the preliminary step up in inventory carrying amounts assuming that the step up is charged to pro forma earnings over one inventory turn or approximately six months. The total step up amount of $484 was charged to pro forma earnings for the twelve months ended June 30, 2005, and $242 was charged to pro forma earnings for the three months ended September 30, 2005.

     (7) Represents additional amortization costs resulting from the fair value adjustments to intangibles based upon preliminary appraisal information. Amortization of the developed technology and know-how is charged to cost of revenues and assumes a four-year amortization period. Amortization of customer relationships and employment/non-compete agreements is charged to operating expenses and assumes a five and three-year amortization period, respectively. The amortization included in cost of revenues is $275 annually and $69 per quarter. The amortization included in sales and marketing is $867 annually and $267 per quarter.

     (8) Represents the reduction in interest income that was earned on the $19.1 million purchase price at an assumed blended interest rate of 3.5% and assuming the cash was paid out at the beginning of the periods presented.

     (9) Represents the adjustment of income tax expense to provide tax benefit on the Maxspeed historical pre tax loss and the pro forma pre tax loss using an estimated statutory tax rate of 36.6%.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1034, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:    January 17, 2006                      Neoware, Inc.
                                                (Registrant)

                                                /s/ Keith D. Schneck
                                                --------------------------------
                                                Keith D. Schneck
                                                Executive Vice President and
                                                Chief Financial Officer